UNITED STATES SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 14, 2010

Tower Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50990	13-3894120

(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)
120 Broadway, 31st Floor
New York, NY 10271
(Address of principal executive offices)
(212) 655-2000

(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Indenture
     On September 20, 2010, Tower Group, Inc. (“Tower”) entered into an Indenture (the “Indenture”) with U.S. Bank National Association, as trustee, in connection with the issuance of $150 million principal amount of its 5.00% Convertible Senior Notes due 2014 (the “notes”). Tower will be required to pay interest on the notes each March 15 and September 15 of each year, beginning on March 15, 2011. The notes will mature on September 15, 2014.
     Holders may convert their notes prior to the close of business on the business day immediately preceding March 15, 2014, in integral multiples of $1,000 principal amount, at the option of the holder, only under the following circumstances:
     (1) during any calendar quarter commencing after December 31, 2010 (and only during such calendar quarter), if the last reported sale price of Tower’s common stock for at least 20 trading days (whether or not consecutive) during the period of 30 consecutive trading days ending on the last trading day of the preceding calendar quarter is greater than or equal to 130% of the applicable conversion price on each applicable trading day;
     (2) during the five business day period after any five consecutive trading day period (the “measurement period”) in which the trading price per $1,000 principal amount of notes for each trading day of such measurement period was less than 98% of the product of the last reported sale price of Tower’s common stock and the applicable conversion rate on such trading day; or
     (3) upon the occurrence of specified corporate transactions.
     On or after March 15, 2014 until the close of business on the second scheduled trading day immediately preceding the maturity date of the notes, holders may convert their notes, in integral multiples of $1,000 principal amount, at the option of the holder regardless of whether any of the foregoing conditions has been met. Upon conversion, Tower will pay or deliver, as the case may be, shares of its common stock, cash or any combination of cash and shares of its common stock, at its election.
     Tower may not redeem the notes. If Tower undergoes a fundamental change (as defined in the Indenture), holders may require it to purchase all or any portion of the notes that is equal to $1,000 in principal amount or an integral multiple thereof for cash. The fundamental change purchase price will be 100% of the principal amount of the notes to be purchased, plus any accrued and unpaid interest to, but excluding, the fundamental change purchase date.
     The notes and shares of Tower’s common stock, par value $0.01 per share, issuable in certain circumstances upon the conversion of the notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). Tower sold the notes to Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities LLC and FBR Capital Markets & Co. (the “initial purchasers”) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The initial purchasers then sold the notes to qualified institutional buyers pursuant to the exemption provided by Rule 144A under the Securities Act.
     The preceding description of the Indenture is a summary and is qualified in its entirety by the Indenture, which is filed as Exhibit 4.1 hereto and incorporated herein by reference.
Convertible Note Hedge and Warrant Transactions
     In connection with the offering of the notes, on September 14 and September 15, 2010, Tower entered into convertible note hedge transactions with respect to Tower’s common stock (the “call options”) with Bank of America, N.A. and JPMorgan Chase Bank, National Association (the “hedge counterparties”). Tower paid an aggregate amount of $15.3 million to the hedge counterparties for the call options, which will expire upon the maturity of the notes. The call options have a strike price that corresponds to the initial conversion price of the notes and are exercisable upon conversion of the notes.
     The convertible note hedge transactions are intended to reduce potential dilution to Tower’s common stock and to offset potential cash payments in excess of the principal amount of converted notes, as the case may be, upon any conversion of the notes.

     The preceding description of the agreements relating to the call options is a summary and is qualified in its entirety by the agreements relating to the call options, which are filed as Exhibits 4.2, 4.3, 4.4 and 4.5 hereto and incorporated herein by reference.
     On September 14 and September 15, 2010, Tower also entered into separate warrant transactions with the hedge counterparties. The hedge counterparties purchased warrants to acquire 5,456,730 shares of Tower’s common stock at a strike price of $33.4180 per share of common stock. Tower received aggregate proceeds of $3.8 million from the sale of the warrants.
     If the market price per share of Tower’s common stock, as measured under the terms of the warrants, exceeds the strike price of the warrants, Tower will owe the hedge counterparties shares of its common stock, having a value equal to such excess, as measured under the terms of the warrants. The warrant transactions will separately have a dilutive effect on Tower’s common stock to the extent that the market value per share of its common stock exceeds the strike price of the warrants.
     The preceding description of the agreements relating to the warrants is a summary and is qualified in its entirety by the agreements relating to the warrants, which are filed as Exhibits 4.6, 4.7, 4.8 and 4.9 hereto and incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 3.02. Unregistered Sales of Equity Securities.
     The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits

Number	Description
4.1	Indenture, dated as of September 20, 2010, between Tower Group, Inc. and U.S. Bank National Association

4.2	Base Call Option Confirmation, dated as of September 14, 2010, between Bank of America, N.A. and Tower Group, Inc.

4.3	Base Call Option Confirmation, dated as of September 14, 2010, between JPMorgan Chase Bank, National Association, London Branch and Tower Group, Inc.

4.4	Additional Call Option Confirmation, dated as of September 15, 2010, between Bank of America, N.A. and Tower Group, Inc.

4.5	Additional Call Option Confirmation, dated as of September 15, 2010, between JPMorgan Chase Bank, National Association, London Branch and Tower Group, Inc.

4.6	Base Warrant Confirmation, dated as of September 14, 2010, between Bank of America, N.A. and Tower Group, Inc.

4.7	Base Warrant Confirmation, dated as of September 14, 2010, between JPMorgan Chase Bank, National Association, London Branch and Tower Group, Inc.

4.8	Additional Warrant Confirmation, dated as of September 15, 2010, between Bank of America, N.A. and Tower Group, Inc.

4.9	Additional Warrant Confirmation, dated as of September 15, 2010, between JPMorgan Chase Bank, National Association, London Branch and Tower Group, Inc.

SIGNATURES
Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tower Group, Inc.
Registrant
Date: September 20, 2010	/s/ William E. Hitselberger
WILLIAM E. HITSELBERGER
Senior Vice President & Chief Financial Officer